                                                                    EXHIBIT 11.1

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         COMPUTATIONS OF NET INCOME PER SHARE
                        (in thousands, except per share data)
                                     (Unaudited)

                                                                     Three months ended
                                                                     -----------------
                                                                         August 31,
                                                                      1997       1996
                                                                   ----------  ---------

Weighted average common shares outstanding. . . . . . . . . .         4,730       4,304
Weighted average common equivalent shares assuming
   conversion of stock options under the treasury
   stock method . . . . . . . . . . . . . . . . . . . . . . .           413          66
Common and common equivalent shares pursuant to Staff
   Accounting Bulletin No. 83 . . . . . . . . . . . . . . . .                       108
                                                                    -------     -------

Shares used in per share calculations . . . . . . . . . . . .         5,143       4,478
                                                                    -------     -------
                                                                    -------     -------

Net income. . . . . . . . . . . . . . . . . . . . . . . . . .       $   614     $   367
                                                                    -------     -------
                                                                    -------     -------

Net income per share. . . . . . . . . . . . . . . . . . . . .       $  0.12     $  0.08
                                                                    -------     -------
                                                                    -------     -------

    The difference between primary and fully diluted earnings per share is less than $0.01 for each period presented.






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